As filed with the Securities and Exchange Commission on November 25, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Tiffany & Co.
(Exact Name of Registrant as Specified in the Charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3228013 (I.R.S. Employer Identification No.)
727 Fifth Avenue
New York, New York 10022
(Address of Principal executive Office)
2005 Employee Incentive Plan
(Full title of the Plan)
Patrick B. Dorsey, Esq.
Senior Vice President — General Counsel
Tiffany & Co.
727 Fifth Avenue
New York, New York 10022
(212) 755-8000
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate Offering	Registration
Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock, par value $0.01	2,500,000	$41.33	$103,325,000	$5,765.54

(1)	2,500,000 shares to be issued pursuant to the grant or exercise of awards under the Registrant’s 2005 Employee Incentive Plan.

(2)	Determined in accordance with Rule 457(c) and Rule 457(h), the registration fee calculation on these shares is based on the average of the high and low prices of the Registrant’s common stock, par value $0.01 per share, on November 19, 2009, as reported by the New York Stock Exchange, which was $41.33.

INTRODUCTION
     This Registration Statement on Form S-8 is filed by Tiffany & Co., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 2,500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be issued under the Registrant’s 2005 Employee Incentive Plan (the “Plan”). The Company previously filed a Form S-8 (File No. 333-132947) registering 11,000,000 shares of Common Stock under the Plan on April 3, 2006.
     At the Annual Meeting of Stockholders of the Company, held on May 21, 2009 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 2,500,000 to a total of 13,500,000 shares. The amendment is described in the Registrant’s definitive proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on April 9, 2009.
     In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-132947, are incorporated herein by reference, and the information required by Part II is omitted.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required in Part I of this Registration Statement is included in the prospectus for the Plan that is not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
[SIGNATURES ON THE NEXT PAGE]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on this 25th day of November, 2009.

TIFFANY & CO.
By:	/s/ Michael J. Kowalski
Michael J. Kowalski
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL J. KOWALSKI, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Kowalski Michael J. Kowalski	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) (Director)	November 25, 2009

/s/ James N. Fernandez James N. Fernandez	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 25, 2009

Signature	Title	Date

/s/ Henry Iglesias Henry Iglesias	Vice President — Controller (Principal Accounting Officer)	November 25, 2009

/s/ Rose Marie Bravo Rose Marie Bravo	Director	November 25, 2009

/s/ Gary E. Costley Gary E. Costley	Director	November 25, 2009

/s/ Lawrence K. Fish Lawrence K. Fish	Director	November 25, 2009

/s/ Abby F. Kohnstamm Abby F. Kohnstamm	Director	November 25, 2009

/s/ Charles K. Marquis Charles K. Marquis	Director	November 25, 2009

/s/ Peter W. May Peter W. May	Director	November 25, 2009

/s/ J. Thomas Presby J. Thomas Presby	Director	November 25, 2009

/s/ William A. Shutzer William A. Shutzer	Director	November 25, 2009

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Patrick B. Dorsey, Esq., Senior Vice President, General Counsel and Secretary of Tiffany & Co.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

4